Exhibit 31.2

Certification Of Interim Chief Financial Officer

Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002

I, John P. Makuch, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Campus Crest Communities, Inc., (the “Company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 25, 2015	By: /s/ John P. Makuch
John P. Makuch
Interim Chief Financial Officer